Filed Pursuant to Rule 424(b)(5)
Registration No. 333-274374

PROSPECTUS SUPPLEMENT
(to Prospectus dated September 13, 2023)
7,407,407 Shares
Common Stock
We are offering 7,407,407 shares of our common stock in this offering. Our common stock is listed on the Nasdaq Global Market under the symbol “PET.” On July 16, 2024, the last reported sale price of our common stock on the Nasdaq Global Market was $1.55 per share.
We are an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.
Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 5 of the accompanying prospectus and the documents incorporated by reference into this prospectus supplement.

	Per Share	Total
Public offering price	$1.35	$9,999,999
Underwriting discounts and commissions(1)	$0.09450	$510,475
Underwriting discounts and commissions for investors introduced by us(1)	$0.04725	$94,762
Proceeds to us, before expenses	$1.26829	$9,394,762

__________________
(1)See “Underwriting” for a description of the compensation payable to the underwriter.
Neither the Securities and Exchange Commission nor any state of securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Delivery of the shares of common stock is expected to be made on or about July 18, 2024.
Sole Managing Underwriter

Craig-Hallum
Prospectus Supplement dated July 17, 2024

Page
Prospectus
About this Prospectus	ii
Special Note Regarding Forward-Looking Statements	iv
Where You Can Find More Information: Incorporation by Reference	vi
Selected Definitions	viii
Prospectus Summary	1
Risk Factors	5
Use of Proceeds	6
Description of Capital Stock	7
Description of Debt Securities	19
Description of Warrants	27
Description of Purchase Contracts	29
Description of Units	30
Global Securities	31
Selling Securityholders	35
Certain Material U.S. Federal Income Tax Considerations Relating to Shares of Our Common Stock and Private Placement Warrants Sold by The Selling Securityholders	40
Plan of Distribution	47
Legal Matters	52
Experts	52

S-i

About This Prospectus Supplement
This prospectus supplement and the accompanying prospectus dated September 13, 2023 are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer by us of shares of our common stock to certain investors. We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering, and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where You Can Find More Information; Incorporation by Reference.”
We are responsible for the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus that we authorize. We and the underwriters have not authorized anyone to provide you with information that is different. When making a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering. The information contained in this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering are accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or of any sale of our common stock.
We are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
In this prospectus supplement, unless the context otherwise indicates, the terms “Wag!,” the “Company,” “we,” “our” and “us” or similar terms refer to Wag! Group Co.
“Wag!” and our other registered and common law trade names, trademarks and service marks are property of Wag! Group Co. This prospectus supplement and the accompanying prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement and the accompanying prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.
S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information referred to under the heading “Risk Factors” in this prospectus supplement, our financial statements and the related notes and other documents incorporated by reference into this prospectus supplement.
Wag! Group Co.
We strive to be the go-to platform for the modern U.S. pet household, offering solutions for service, product, and wellness needs. We provide a range of products and services, including the Wag! app, which offers access to 5-star dog walking, sitting, and one-on-one training; Petted, one of the nation’s largest pet insurance comparison marketplaces; Dog Food Advisor, one of the most visited and trusted pet food review platforms; WoofWoofTV, a multi-media company bringing pet content to over 18 million followers across social media; maxbone, a digital platform for modern pet essentials; and Furmacy, software to simplify pet prescriptions.
Wag! has been a leader in on-demand dog walking since 2015 and we’ve grown our community to include more than 500,000 local Pet Caregivers nationwide. From those roots, we expanded to the wellness space by acquiring Petted.com, which makes it easy shop for and compare pet insurance options. In 2023, we expanded to the Pet Food & Treats market by acquiring Dog Food Advisor, which is one of the most visited and trusted dog food marketplaces. We also expanded our reach into the Pet Supplies market with our acquisition of maxbone, a premium pet product brand.
Recent Developments
Certain Unaudited Preliminary Financial Results
Although our financial results for the quarter ended June 30, 2024 are not yet finalized, based on currently available information, we estimate that revenues for the quarter ended June 30, 2024 were in the range of $18.5 million to $19 million, net loss was in the range of $2.2 million to $2.4 million and Adjusted EBITDA (loss), which is a non-GAAP financial measure, was in the range of $1.5 million to $1.7 million. We estimate that net loss margin was approximately 12.2% and that Adjusted EBITDA (loss) margin was 8.5% for the quarter ended June 30, 2024 based on the midpoint of the estimated revenues, net loss and Adjusted EBITDA (loss). Net loss margin and Adjusted EBITDA (loss) margin represent net loss and Adjusted EBITDA (loss), divided by revenues, respectively. A reconciliation is provided below for Adjusted EBITDA (loss) to net loss, the most directly comparable financial measure stated in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. In addition, as of June 30, 2024, we had approximately $16 million of cash and cash equivalents and accounts receivables. These amounts are preliminary and are subject to change pending completion of the Company’s unaudited financial statements for the quarter ended June 30, 2024.
The preliminary financial results included in this prospectus supplement have been prepared by, and are the responsibility of, our management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary financial results. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.
Actual results may differ materially from these preliminary results as a result of the completion of quarter-end closing procedures, final adjustments and other developments arising between now and the time that our financial results are finalized.

Non-GAAP Financial Measure
Adjusted EBITDA (Loss)
Adjusted EBITDA (loss) is a non-GAAP financial measure defined as net income (loss) adjusted for interest expense, net; income taxes; depreciation and amortization; stock-based compensation, as well as other items to be consistent with definitions typically used by lenders, including transaction costs. Additionally, we exclude the impact of certain non-recurring items which are not indicative of our operating performance as well as other transaction-specific costs that do not represent an ongoing operating expense of the business, including but not limited to, integration and transaction costs associated with acquired businesses and severance costs. Adjusted EBITDA provides a basis for comparison of our business operations between current, past, and future periods by excluding items from net income (loss) that we do not believe are indicative of our core operating performance.
The non-GAAP financial measure Adjusted EBITDA (loss) is presented for supplemental informational purposes only. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented in accordance with U.S. GAAP. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under U.S. GAAP. For example, other companies in our industry may calculate Adjusted EBITDA (loss) differently or may use other measures to evaluate their performance. All of these limitations could reduce the usefulness of Adjusted EBITDA (loss) as an analytical tool. Investors are encouraged to review the reconciliation of Adjusted EBITDA (loss) to the most directly comparable GAAP measure, net loss, below, and to not rely on any single financial measure to evaluate our business.
The following table provides a reconciliation of net loss to Adjusted EBITDA (loss):

	Three Months Ended
	June 30, 2024	June 30, 2023
	(in thousands)
Net loss	$(2,400) to $(2,192)	$(3,869)
Interest expense, net	1,523	1,659
Income taxes	82	38
Depreciation and amortization	580	375
Stock-based compensation	1,656	1,121
Integration and transaction costs associated with acquired business	—	152
Severance costs	51	131
Legal settlement	—	500
Adjusted EBITDA (loss)	$1,492 to $1,700	$107
Corporate Information
We were originally incorporated under the laws of the state of Delaware in 2014 under the name CHW Acquisition Corporation, or CHW. Upon the closing of the business combination pursuant to that Business Combination Agreement, dated August 9, 2022, by and among us, CHW Merger Sub, Inc., and Wag Labs, Inc., or Legacy Wag!, we changed our name to Wag! Group Co. References throughout this prospectus to Wag! Group Co. include CHW prior to the merger.
Our principal executive offices are located at 55 Francisco Street, Suite 360, San Francisco, CA 94133, and our telephone number is (707) 324-4219. Our corporate website address is https://wag.co/. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

Emerging Growth Company
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
We will remain an emerging growth company under the JOBS Act until the earliest of (i) the last day of the fiscal year ending after the fifth anniversary of CHW Acquisition Corporation’s initial public offering consummated on September 1, 2021, (ii) the last date of our fiscal year in which we have a total annual gross revenue of at least $1.235 billion, (iii) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.
Smaller Reporting Company
Additionally, we qualify as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K under the Securities Act. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which we fail to meet the following criteria: (i) the market value of our common stock held by non-affiliates does not exceed $250 million as of the end of that fiscal year’s second fiscal quarter; or (ii) our annual revenues do not exceed $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates does not exceed $700 million as of the end of that fiscal year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

THE OFFERING

Common stock offered by us	7,407,407 shares.

Common stock to be outstanding after this offering	47,944,120 shares.

Use of proceeds
We currently intend to use the net proceeds from this offering to repay approximately $8.5 million of indebtedness under the Blue Torch Financing Agreement (as defined below) following the expiration of the prepayment penalty on August 9, 2024, with any remainder to be used for working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors	You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our common stock.

Nasdaq Global Market symbol	“PET”
The number of shares of common stock to be outstanding after this offering is based on 40,536,713 shares of our common stock outstanding as of March 31, 2024. The number of shares outstanding as of March 31, 2024 excludes:
•5,513,586 shares of our common stock issuable upon exercise of stock options outstanding as of March 31, 2024, with a weighted-average exercise price of $0.4749 per share;
•5,050,760 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2024;
•1,993,267 shares of our common stock issuable upon the vesting of restricted stock units outstanding granted subsequent to March 31, 2024 and through the date of this prospectus supplement;
•10,548,307 shares of our common stock reserved for future issuance under our 2022 Omnibus Incentive Plan, or the Plan, as of March 31, 2024, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under the Plan;
•6,378,729 shares of our common stock reserved for future issuance under our 2022 Employee Stock Purchase Plan, or the ESPP, as of March 31, 2024, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under the ESPP;
•18,291,741 shares of our common stock that are issuable upon the exercise of warrants outstanding as of March 31, 2024, at a weighted-average exercise price of $11.50 per share; and
•15,000,000 shares of our common stock that are issuable in earn-out consideration based on the achievement by us of certain stock price thresholds before August 2025, or Earn-Out Shares.
Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options or warrants, no vesting or settlement of restricted stock units, and no issuance of the Earn-Out Shares.

SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA
The following tables set forth our summary selected consolidated financial data. The summary selected consolidated financial data for the year ended December 31, 2023 are derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement. The summary selected consolidated financial data for the three months ended March 31, 2024 are derived from our unaudited interim condensed consolidated financial statements incorporated by reference into this prospectus supplement. The unaudited interim condensed consolidated financial statements were prepared on a basis consistent with our audited consolidated financial statements and include, in management’s opinion, all adjustments, consisting only of normal recurring adjustments that we consider necessary for a fair statement of the financial information set forth in those statements. Our historical results are not necessarily indicative of the results that may be expected for any period in the future and our interim results are not necessarily indicative of our expected results for the year ending December 31, 2024. You should read the following summary selected consolidated financial data together with the sections titled “Capitalization” and “Risk Factors” and our consolidated financial statements and the related notes included elsewhere in or incorporated by reference into this prospectus supplement.

	Year Ended December 31, 2023	Three Months Ended March 31, 2024
Revenues	$83,916	$23,219
Total costs and expenses	91,162	25,002
Loss before income taxes and equity in net earnings of affiliate	(13,777)	(4,242)
Net loss	(13,317)	(4,241)
Loss per share, basic and diluted	$(0.35)	$(0.11)
Weighted average common shares outstanding used in computing loss per share, basic and diluted	38,402	40,077
Loss per share, basic and diluted – proforma(1)	$(0.27)	$(0.08)
Weighted average common shares outstanding used in computing loss per share, basic and diluted – proforma(1)	44,698	46,373
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(1)Pro forma loss per share gives effect to 6,296,296 shares of our common stock issued in this offering at the public offering price of $1.35 per share, reflecting the portion of the shares of common stock sold and the proceeds of which are expected to be used for debt repayment. Interest expense, net of tax at an assumed rate of 0%, of $1.3 million for the year ended December 31, 2023 and $0.3 million for the three months ended March 31, 2024 has been removed from this calculation, which results in a pro forma net loss of $12.0 million and $3.9 million, respectively. The weighted average common shares outstanding used in the pro forma loss per share calculation includes 6,296,296 shares of common stock issued in this offering, the proceeds of which are necessary for debt repayment.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Our business, financial condition, results of operations and prospects could be materially adversely affected by the risks identified below, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. Before deciding whether to invest in our common stock, you should consider carefully the risk factors discussed below and those contained in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC, are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Risks Relating to this Offering
Management will have broad discretion in the use of the net proceeds from this offering and may not use the proceeds effectively.
Our management will have broad discretion in the application of the net proceeds we receive from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. If we do not apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.
You may experience immediate and substantial dilution in the book value per share of the common stock you purchase in this offering.
Since the price per share of our common stock being offered in this offering is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $1.35 per share and our net tangible book value as of March 31, 2024, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $1.49 per share with respect to the net tangible book value of the common stock. The exercise of outstanding stock options or warrants, the vesting and settlement of restricted stock units or the issuance of Earn-Out Shares may result in further dilution of your investment. See the section titled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we expect to in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.
The sale of our common stock in this offering and any future sales of our common stock, or the perception that such sales could occur, may depress our stock price and our ability to raise funds in new stock offerings.
We may from time to time issue additional shares of common stock at a discount from the current trading price of our common stock. As a result, our stockholders would experience immediate dilution upon the purchase of any shares of our common stock sold at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock. Sales of shares of our common stock in this offering, or the perception that such sales could occur, may lower the market price of our common stock and may make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all.
Our current debt obligations could materially and adversely affect our business, financial condition, results of operations, and prospects, and our ability to meet our payment obligations under our debt facility depends on our ability to generate significant cash flows, raise sufficient proceeds from this offering and any future offerings of securities, renegotiate the existing terms of the debt facility, and/or obtain alternative financing. We cannot assure you that we will be able to generate sufficient cash flow, raise sufficient proceeds from this offering and any future offerings of securities, renegotiate the existing terms of the debt facility, and/or obtain alternative financing on terms acceptable to us or at all.
We have incurred net losses in each year since inception and have funded operations primarily through sales of our common stock and issuance of debt. Our ability to meet our payment obligations under our existing Blue Torch debt facility, which had an outstanding principal amount of $25.7 million as of June 30, 2024 and has estimated maturity and balloon payments of $24.1 million due in August 2025, depends on our ability to generate significant cash flows, obtain sufficient proceeds from this offering and any future offerings of securities, renegotiate the existing terms of the debt facility, and/or obtain alternative financing prior to the maturity of the debt. This ability, to some extent, is subject to market, economic, financial, competitive, and regulatory factors as well as other factors that are beyond our control. While we are seeking to refinance the remaining debt following the expiration of the prepayment penalty in August 2024, there can be no assurance that we will be able to refinance the debt on acceptable terms or at all. Furthermore, there can be no assurance that our business will generate cash flow from operations, or that we will raise sufficient proceeds from this offering or any future offerings of securities, or that additional capital will be available to us, in amounts sufficient to enable us to meet our debt payment obligations and to fund other liquidity needs. If we are unable to generate sufficient cash flows and offering proceeds to service our debt payment obligations, we may need to refinance or restructure our debt, sell assets, reduce or delay capital investments, or seek to raise additional capital. If refinancing or borrowing guidelines become more stringent and such changes result in increased costs to comply, or if we are unable to implement one or more of these alternatives, we may be unable to meet our debt payment obligations as they become due, which could materially and adversely affect our business, financial condition, results of operations, and prospects.
At this time, the uncertainty of our ability to meet our debt payment obligations raises substantial doubt about our ability to continue as a going concern. This may adversely impact our ability to renegotiate the existing terms of our debt facility, conduct offerings of our securities, and/or obtain alternative financing on terms acceptable to us or at all.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are forward-looking statements.
The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein may include, for example, statements about:
•our financial and business performance, including financial projections and business metrics;
•our ability to effectively return to growth and to effectively expand operations;
•the potential business or economic disruptions caused by current and future pandemics, such as the COVID-19 pandemic;
•the ability to obtain and/or maintain the listing of our common stock and the warrants on Nasdaq, and the potential liquidity and trading of our securities;
•changes in applicable laws or regulations;
•our ability to raise financing in the future;
•our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business;
•our ability to attract personnel;
•our ability to retain existing and acquire new Pet Parents and Pet Caregivers;
•the strength of our network, effectiveness of our technology, and quality of the offerings provided through our platform;
•the projected financial information, growth rate, strategies, and market opportunities for us;
•our ability to successfully expand in our existing markets and into new domestic and international markets;
•our ability to provide Pet Parents with access to high quality and well-priced offerings;
•the impact of acquired companies on our company and the ability to recognize the anticipated benefits of any acquisitions;
•our ability, assessment of and strategies to compete with our competitors;
•our assessment of our trust and safety record;
•the success of our marketing strategies;
•our ability to accurately and effectively use data and engage in predictive analytics;
•our ability to attract and retain talent and the effectiveness of our compensation strategies and leadership;
•general economic conditions and their impact on demand for our platform;

•our plans and ability to build out an international platform and generate revenue internationally;
•our ability to maintain licenses and operate in regulated industries;
•our ability to prevent and guard against cybersecurity attacks;
•our reliance on third-party service providers for processing payments, web and mobile operating systems, software, background checks, and insurance policies;
•seasonal sales fluctuations;
•our future capital requirements and sources and uses of cash;
•our plan to refinance our debt;
•the outcome of any known and unknown litigation and regulatory proceedings, including the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against us;
•our ability to maintain and protect our brand and our intellectual property; and
•our intended use of proceeds from this offering.
These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks, uncertainties and other factors. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled “Risk factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. Forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
You should read this prospectus and the accompanying prospectus, including the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS
We estimate that we will receive net proceeds of approximately $8.5 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We currently intend to use the net proceeds of this offering to repay approximately $8.5 million of indebtedness under the Financing Agreement, dated August 9, 2022, by and among us, CHW Merger Sub, Inc. and Blue Torch Finance, LLC, or the Blue Torch Financing Agreement, following the expiration of the prepayment penalty on August 9, 2024. We intend to use any remainder for working capital and general corporate purposes.
The Blue Torch Financing Agreement is scheduled to mature on August 9, 2025. The Blue Torch Financing Agreement bears interest at a floating rate of interest equal to, at our option, Secured Overnight Financing Rate, or SOFR, plus 10.00% per annum or the reference rate plus 9.00% per annum, with the reference rate defined as the greatest of: (i) 2.00% per annum, (ii) the federal funds effective rate plus 0.50% per annum, (iii) one-month SOFR plus 1.00% per annum, and (iv) the prime rate announced by the Wall Street Journal from time to time. SOFR will be subject to a floor of 1.00% per annum, and the reference rate will be subject to a floor of 2.00% per annum. Interest will be payable in arrears at the end of each SOFR interest period (but at least every three months) for SOFR borrowings and quarterly in arrears for reference rate borrowings. As of March 31, 2024, the interest rate for borrowings under the Blue Torch Financing Agreement was 15.57% and the outstanding balance on the Blue Torch Financing Agreement was $26 million.
The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY
We have never declared or paid, and do not anticipate declaring or paying in the foreseeable future, any cash dividends on our capital stock. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors, subject to applicable laws and will depend on then existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors our board of directors may deem relevant.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2024:
•on an actual basis; and
•on an as-adjusted basis to give effect to (i) the issuance and sale in this offering by us of 7,407,407 shares of common stock at the public offering price of $1.35 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and (ii) the repayment of approximately $8.5 million of indebtedness under our Blue Torch Financing Agreement following the expiration of the prepayment penalty on August 9, 2024.
You should read this information in conjunction with “Use of Proceeds,” “Summary Selected Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements, and related notes included elsewhere in or incorporated by reference into this prospectus supplement.

As of March 31, 2024	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$12,603	$12,603

Notes payable – current portion	1,913	1,913
Notes payable – non-current portion, net of debt discount and warrant allocation of $3,280, actual; $2,206, as adjusted	21,428	14,002
Total notes payable, net of debt discount and warrant allocation of $3,280, actual; $2,206, as adjusted	23,341	15,915
Stockholders’ equity (deficit):
Common stock, $0.0001 par value per share; 110,000 shares authorized; 40,536,713 shares issued and outstanding, actual; 47,944,120 shares issued and outstanding, as adjusted	4	5
Additional paid-in capital	164,733	173,232
Accumulated deficit	(165,975)	(167,049)
Total stockholders’ equity (deficit)	(1,238)	6,188
Total capitalization	22,103	22,103
The number of shares of common stock to be outstanding after this offering is based on 40,536,713 shares of our common stock outstanding as of March 31, 2024. The number of shares outstanding as of March 31, 2024 excludes:
•5,513,586 shares of our common stock issuable upon exercise of stock options outstanding as of March 31, 2024, with a weighted-average exercise price of $0.4749 per share;
•5,050,760 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2024;
•1,993,267 shares of our common stock issuable upon the vesting of restricted stock units outstanding granted subsequent to March 31, 2024 and through the date of this prospectus supplement;
•10,548,307 shares of our common stock reserved for future issuance under the Plan as of March 31, 2024, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under the Plan;
•6,378,729 shares of our common stock reserved for future issuance under the ESPP as of March 31, 2024, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under the ESPP;

•18,291,741 shares of our common stock that are issuable upon the exercise of warrants outstanding as of March 31, 2024, at a weighted-average exercise price of $11.50 per share; and
•15,000,000 Earn-Out Shares.

DILUTION
If you invest in our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value (deficit) per share of our common stock after this offering. As of March 31, 2024, our net tangible book value (deficit) was $(15.1) million, or $(0.37) per share, based on 40,536,713 shares of common stock outstanding. Our net tangible book value (deficit) per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of shares of our common stock outstanding as of March 31, 2024.
After giving effect to (i) the issuance and sale in this offering by us of 7,407,407 shares of common stock at the public offering price of $1.35 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and (ii) the repayment of approximately $8.5 million of indebtedness under our Blue Torch Financing Agreement following the expiration of the prepayment penalty on August 9, 2024, our as adjusted net tangible book value (deficit) as of March 31, 2024 would have been $(6.6) million, or $(0.14) per share. This represents an immediate increase in net tangible book value of $0.23 per share to our existing stockholders and an immediate dilution of $1.49 per share to new investors purchasing shares of common stock from us in this offering. The following table illustrates this per share dilution.

Public offering price per share		$1.35
Net tangible book value (deficit) per share as of March 31, 2024	$(0.37)
Increase in net tangible book value per share attributable to investors purchasing shares from us in this offering and after giving effect to the repayment of our indebtedness as described above	$0.23
As adjusted net tangible book value (deficit) per share, after giving effect to this offering and the repayment of our indebtedness as described above		$(0.14)
Dilution in as adjusted net tangible book value (deficit) per share to investors purchasing our common stock in this offering		$1.49
The foregoing tables and calculations are based on 40,536,713 shares of our common stock outstanding as of March 31, 2024. The number of shares outstanding as of March 31, 2024 excludes:
•5,513,586 shares of our common stock issuable upon exercise of stock options outstanding as of March 31, 2024, with a weighted-average exercise price of $0.4749 per share;
•5,050,760 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2024;
•1,993,267 shares of our common stock issuable upon the vesting of restricted stock units outstanding granted subsequent to March 31, 2024 and through the date of this prospectus supplement;
•10,548,307 shares of our common stock reserved for future issuance under the Plan as of March 31, 2024, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under the Plan;
•6,378,729 shares of our common stock reserved for future issuance under the ESPP as of March 31, 2024, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under the ESPP;
•18,291,741 shares of our common stock that are issuable upon the exercise of warrants outstanding as of March 31, 2024, at a weighted-average exercise price of $11.50 per share; and
•15,000,000 Earn-Out Shares.
To the extent that outstanding options or warrants are exercised, restricted stock units vest and settle or Earn-Out Shares are issued, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity or convertible debt securities, your ownership will be further diluted.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.
This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
•U.S. expatriates and former citizens or long-term residents of the United States;
•persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•banks, insurance companies, and other financial institutions;
•brokers, dealers or traders in securities;
•“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;
•partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•tax-exempt organizations or governmental organizations;
•persons deemed to sell our common stock under the constructive sale provisions of the Code;
•persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•tax-qualified retirement plans; and
•“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.
If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR

COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
Distributions
As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying in the foreseeable future any cash dividends on our common stock. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described under the subsection titled “—Sale or Other Taxable Disposition” below.
Subject to the discussion below regarding effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaties.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:
•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);
•the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our common stock will not be subject to backup withholding, provided the Non-U.S. Holder certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our common stock beginning on January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING
We are offering the shares of our common stock described in this prospectus supplement and the accompanying prospectus through the underwriter listed below. The underwriter named below has agreed to buy, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, subject to the terms of the underwriting agreement, the number of shares listed opposite its name below. The underwriters are committed to purchase and pay for all of the securities if any are purchased. Craig-Hallum Capital Group LLC is acting as the sole managing underwriter.

Underwriter	Number of Shares
Craig-Hallum Capital Group LLC	$7,407,407
Total	$7,407,407
The underwriter has advised us that they propose to offer the shares of common stock to the public at a price of $1.35 per share. The underwriter proposes to offer the shares of common stock to certain dealers at the same price less a concession of not more than $0.0490 per share. If all of the shares are not sold at the public offering price, the underwriter may change the offering price and other selling terms.
The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officers’ certificates and legal opinions. The underwriter has reserved the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriter has advised us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.
The shares sold in this offering are expected to be ready for delivery on or about July 18, 2024, against payment in immediately available funds.
The table below summarizes the underwriting discounts and commissions that we will pay to the underwriter. In addition to the underwriting discount and commission, we have agreed to reimburse up to $100,000 of the fees and expenses of the underwriter, which includes the fees and expenses of counsel to the underwriters, in connection with this offering. The fees and expenses of the underwriter that we have agreed to reimburse are not included in the underwriting discounts and commissions set forth in the table below. The underwriting discount and commissions and reimbursable expenses the underwriter will receive were determined through arms’ length negotiations between us and the underwriter.

	Per Share	Total
Public offering price	$1.35	$9,999,999
Underwriting discounts and commissions(1)	$0.09450	$510,475
Underwriting discounts and commissions for investors introduced by us(2)	$0.04725	$94,762
Proceeds, before expenses and fees, to us	$1.26829	$9,394,762
__________________
(1)Reflects underwriting discounts and commissions of 7% for 5,401,852 shares of our common stock sold in this offering.
(2)Reflects underwriting discounts and commissions of 3.5% for 2,005,555 shares of our common stock sold in this offering.
We estimate that the total expenses of this offering, excluding underwriting discounts and commissions, will be $900,000. This includes $100,000 of fees and expenses of the underwriter which are payable by us.
Indemnification
We have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Variable Rate Transaction Restriction
We have agreed that from the date of this prospectus supplement through the date 180 days after the date of the closing of this offering, we shall be prohibited from effecting or entering into an agreement to effect any issuance by us or any of our subsidiaries of common stock or common stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which we (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for our common stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby we may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled.
Lock-Up Agreements
We have agreed to not sell any shares of our common stock, or any securities convertible into or exercisable or exchangeable into shares of common stock, subject to certain exceptions, for a period of 90 days after the date of this prospectus supplement unless we obtain prior written consent of the underwriter. In addition, each of our directors, executive officers and certain stockholders have entered into a lock-up agreement with the underwriter. Under the lock-up agreements, subject to certain limited circumstances, our directors, officers and certain stockholders may not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of any common stock or securities convertible into or exchangeable or exercisable for common stock during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement without first obtaining the written consent of the underwriter, other than (i) transfers of shares of common stock as a bona fide gift or gifts, including to a charity or educational institution, (ii) transfers or dispositions of shares of common stock to any trust for the direct or indirect benefit of the stockholder or the immediate family of the stockholder, (iii) transfers or dispositions of shares of common stock to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the stockholder or the immediate family of the stockholder, (iv) transfers or dispositions by will, other testamentary document or intestate succession, (v) distributions of shares of common stock to partners, members or stockholders of the stockholder, (vi) transfers to the stockholder’s affiliates or to any investment fund or other entity controlled or managed by, controlling or managing, or under common control with, the stockholder, (vii) sales of shares of common stock pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act, or a Trading Plan, and (viii) any sales in any “sell to cover” or similar open market transactions made to satisfy tax withholding obligations of the stockholder as a result of the exercise, vesting and/or settlement of any outstanding options, restricted stock units, or other equity awards; provided, however, that in the case of any transfer or disposition pursuant to clause (i), (ii), (iii), (iv), (v) and (vi), (A) it shall be a condition that the transferee, donee or distributee executes and delivers to the underwriter the agreed lock-up agreement, in substantially the form of this letter agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the stockholder and not to the immediate family of the transferee), (B) that in the case of any transfer, disposition or sale pursuant to clause (i), (iv), (vii) and (viii), any report filed under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of common stock during the restriction period shall include a statement in such report that the filing relates to the circumstances described in the applicable clause above, and (C) that in the case of any transfer or disposition pursuant to clause (ii), (iii), (v) and (vi), no filing under Section 16(a) of the Exchange Act, or the rules promulgated thereunder, shall be required or shall be voluntarily made during the restriction period (other than a required filing on a Schedule 13F or 13G).
Furthermore, notwithstanding any of the foregoing, the stockholder may, without the prior written consent of the underwriter, (i) transfer or dispose of securities acquired in the public offering or in open market transactions after the completion of the public offering; provided that no filing under Section 16(a) of the Exchange Act, or the rules promulgated thereunder, shall be required or shall be voluntarily made during the restriction period in connection with subsequent sales of common stock acquired in the public offering or such open market transactions (other than a required filing on a Schedule 13F or 13G), (ii) transfer or surrender to the Company of securities upon (A) a vesting event of the Company’s securities or (B) the exercise of options or warrants to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the stockholder in connection with such vesting or exercise; provided that any related filing under Section 16(a) of the Exchange Act reporting a disposition of securities made in connection with such vesting or exercise shall include a statement in such report that the filing relates to the circumstances described in the applicable clause above, (iii) establish a Trading Plan so long as such Trading Plan does not permit the transfer of the securities during the restriction period other than as otherwise allowed pursuant to this letter agreement, (iv) transfer of securities to the Company pursuant to an agreement under which the Company has the option to repurchase shares or a right of first refusal with respect to transfer of such shares upon termination of service of the stockholder; provided that any report filed under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of securities during the restriction period shall include a statement in such report that the filing relates to the circumstances described in this clause, (v) transfer or dispose of securities that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce decree or settlement, or other order of a court or administrative or regulatory agency and (vi) transfer Securities pursuant to the transfer, sale, tender or other disposition of securities to a bona fide third party pursuant to a tender offer for securities of the Company made to all stockholders of the Company, or any merger, consolidation, stock exchange or other business combination that results in all of the Company’s stockholders having the right to exchange their securities for cash, securities or other property, in each case that is approved by the independent members of the board of directors of the Company and involves a change in ownership of a majority of the voting capital stock of the Company; provided that, in the event that the tender offer, merger, consolidation, stock exchange or other business combination is not completed, the Securities owned by the stockholder shall remain subject to the restrictions in this letter agreement.
In addition, the stockholder may, without the prior written consent of the underwriter, exercise any rights to purchase, exchange or convert any stock options granted to the stockholder pursuant to the Company’s equity incentive plans, or exercise any warrants or other securities convertible into or exercisable or exchangeable for shares of common stock; provided that any shares of common stock issued upon exercise, conversion or exchange of such option, warrant or other security shall continue to be subject to the restrictions set forth herein until the expiration of the restriction period.
Should a discretionary release or waiver of the foregoing restrictions be granted to any officer or director of the Company, or their affiliates, then every other person subject to lock-up automatically will be granted an equivalent early release from its obligations under the lock-up agreement on a pro rata basis.
Stabilization
In connection with this offering, the underwriters may engage in stabilizing transactions. Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or impeding a decline in the market price of the common stock while the offering is in progress.
These stabilization transactions may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these stabilization transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise.
In addition, in connection with this offering certain of the underwriter (and selling group members) may engage in passive market making transactions in our common stock on the Nasdaq Stock Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on the Nasdaq Stock Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.
Other Relationships
The underwriter and its respective affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter may in the future receive customary fees and commissions for these transactions.
In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the company. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Electronic Offer, Sale and Distribution
A prospectus supplement in electronic format may be made available on the websites maintained by the underwriters, if any, participating in this offering and the underwriter may distribute prospectus supplements electronically. Other than the prospectus supplement in electronic format, the information on these websites is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.
Transfer Agent
The transfer agent for our common stock is VStock Transfer LLC.
Listing on Nasdaq
Our common stock is listed on the Nasdaq Global Market under the symbol “PET”.
Non-U.S. Jurisdictions
Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS
The validity of the issuance of the common stock offered hereby will be passed upon by our counsel, Latham & Watkins LLP, Menlo Park, California. The underwriters are being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.
EXPERTS
The financial statements as of December 31, 2023 and for the year ended December 31, 2023 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Wag! Group Co. as of December 31, 2022 and for the year then ended incorporated by reference in this Prospectus and in the Registration Statement, have been so incorporated in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.C.), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is http://www.wag.co. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or replaces that statement.
This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 20, 2024;
•the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 9, 2024;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 9, 2024;
•our Current Reports on Form 8-K (other than information furnished rather than filed), filed with the SEC on March 8, 2024 and May 29, 2024; and
•the description of our Common Stock contained in our Registration Statement on Form S-4, dated March 10, 2022, filed with the SEC on March 10, 2022 and any amendment or report filed with the SEC for the purpose of updating the description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:
Wag! Group Co.
55 Francisco Street, Suite 360
San Francisco, CA 94133
(707) 324-4219

PROSPECTUS
$50,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Purchase Contracts
Units
Offered by Wag! Group Co.
and
Up to 16,395,564 Shares of Common Stock
Issuable Upon Exercise of Warrants
and
Up to 29,554,343 Shares of Common Stock
Up to 3,695,564 Warrants to Purchase Common Stock
Offered by Selling Securityholders

We may offer and sell up to $50,000,000 in the aggregate of the securities identified above from time to time in one or more offerings, subject to any applicable limits prescribed by General Instruction I.B.6 of Form S-3. This prospectus provides you with a general description of the securities. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities. We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities. We will receive the proceeds from the issuance and sale of our common stock, preferred stock, warrants, debt securities, purchase contacts, units and from any exercise of any warrants for cash.
In addition, this prospectus relates to the issuance by us of up to 16,395,564 shares of our common stock, $0.0001 par value per share (the “common stock”), which consists of (a) up to 3,895,564 shares of common stock issuable upon the exercise of warrants (the “Private Placement Warrants”) originally issued in a private placement to CHW Acquisition Sponsor, LLC (the “Sponsor”) in connection with the initial public offering of CHW Acquisition Corporation (“CHW”) and (b) up to 12,500,000 shares of common stock issuable upon the exercise of warrants (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”) originally issued in the initial public offering of CHW. We will receive the proceeds from the issuance and sale of our common stock from any exercise of any Warrants for cash.
This prospectus also relates to the offer and sale from time to time by the selling securityholders named in the prospectus or their potential permitted transferees (the “selling securityholders”) of (i) up to 29,554,343 shares of common stock consisting of (a) up to 440,135 shares of common stock issued in a private placement pursuant to subscription agreements entered into on February 2, 2022 (the “PIPE and Backstop Shares”), (b) up to 3,895,564 shares of common stock issuable upon exercise of the Private Placement Warrants, (c) up to 30,172 shares of common stock pursuant to the net exercise of the warrants (the “Wag! Common Warrants”) issued to a lender in 2017, (d) up to 2,842,973 shares of common stock (including shares issuable upon the exercise of convertible securities) pursuant to that certain Amended and Restated Registration Rights Agreement, dated August 9, 2022, between us and the selling securityholders granting such holders registration rights with respect to such shares (the “Registration Rights Agreement”), (e) up to 6,166,495 shares of common stock issued or issuable upon the exercise of options and restricted stock units originally issued to officers and directors of Wag Labs, Inc. (“Legacy Wag!”) and (f) 16,179,004 shares of common stock beneficially owned by certain former stockholders of Legacy Wag! and (ii) up to 3,695,564 Private Placement Warrants.
The selling securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of common stock or warrants by the selling securityholders, except with respect to amounts received by us upon any exercise of the warrants for cash. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to comply with state securities or “blue sky” laws. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of common stock or Warrants. See the section titled Plan of Distribution. The exercise price of our Warrants is $11.50 per share, subject to adjustment as described herein. We believe that the likelihood that Warrant holders elect to exercise their Warrants to depend upon the market price of our common stock. If the market price for our common stock is less than the exercise price of the Warrants (on a per share basis), we believe that it will be unlikely that Warrant holders will exercise their Warrants, and accordingly, we will not receive any such proceeds. There is no assurance that the Warrants will be “in-the-money” prior to their expiration in 2027 or that the Warrant holders will exercise their Warrants. As of September 12, 2023, the closing price of our common stock was $2.02 per share.
The securities registered for resale by the selling securityholders in the registration statement of which this prospectus forms a part will constitute a substantial portion of our public float and will be available for immediate resale upon effectiveness of the registration statement. The market price of shares of our common stock could decline if there are substantial sales of our common stock by our selling securityholders or if there is perception in the market that holders of a large number of shareholders intend to sell their shares. Sales of a number of shares of our common stock in the public market could occur at any time. The selling securityholders purchased the securities covered by this prospectus at varying prices: (i) the Sponsor purchased 2,385,000 Founder Shares at $0.01 and 3,895,564 Private Placement Warrants at $1.00 per warrant in connection with the IPO (as defined herein); (ii) the PIPE and Backstop Investor (as defined herein) purchased 500,000 shares of our common stock at a purchase price of $10.00 per share; (iii) 30,172 shares of common stock were issued to a lender due to the net exercise of the Wag! Common Warrants with a converted weighted average exercise price of $1.77; and (iv) 732,500 of common stock beneficially owned by certain stockholders who have been granted registration rights (the “Registration Rights Shares”) were purchased at a price of $0.01 per share.
Our common stock and Public Warrants are listed on The Nasdaq Global Market under the symbols “PET” and “PETWW,” respectively. On September 12, 2023, the last reported sales price of our common stock was $2.02 per share and the last reported sales price of our Public Warrants was $.20 per warrant.
As of September 6, 2023, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $56,289,689 based on 21,241,392 shares of outstanding common stock held by non-affiliates, at a price of $2.65 per share, which was the last reported sale price of our common stock on The Nasdaq Global Market on August 10, 2023. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.
We are an “emerging growth company” as defined under the U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 5 of this prospectus and under similar headings in any amendments or supplements to this prospectus, and beginning on page 18 of our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated herein by reference, as amended and supplemented from time to time by any risk factors we include in subsequent Annual or Quarterly Reports on Forms 10-K and 10-Q, respectively, and incorporated herein by reference.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.
Prospectus dated September 13, 2023

Page
About this Prospectus	ii
Special Note Regarding Forward-Looking Statements	iv
Where You Can Find More Information; Incorporation By Reference	vi
Selected Definitions	viii
Prospectus Summary	1
Risk Factors	5
Use of Proceeds	6
Description of Capital Stock	7
Description of Debt Securities	19
Description of Warrants	27
Description of Purchase Contracts	29
Description of Units	30
Global Securities	31
Selling Securityholders	35
Certain Material U.S. Federal Income Tax Considerations Relating to Shares of Our Common Stock and Private Placement Warrants Sold by The Selling Securityholders	40
Plan of Distribution	47
Legal Matters	52
Experts	52
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and the selling securityholders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. Sales of securities by us are subject to any applicable limits prescribed by General Instruction I.B.6 of Form S-3. We will not receive any proceeds from the sale by such selling securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of common stock issuable upon the exercise of any Warrants. We will not receive any proceeds from the sale of shares of common stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon any exercise of the Warrants for cash. This prospectus provides you with a general description of the securities. Each time that we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and sold and the specific terms of that offering.
We may also provide a prospectus supplement to the registration statement to add information to, or update or change information contained in, this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement to the registration statement, together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information; Incorporation by Reference.”
Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus and the applicable prospectus supplement, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
On August 9, 2022, Legacy Wag!, CHW, and CHW Merger Sub, Inc. (“Merger Sub”) consummated the closing of the transactions contemplated by the Business Combination. Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy Wag! and CHW was effected by the merger of Merger Sub with and into Legacy Wag!, with Legacy Wag! surviving the Merger as a wholly owned subsidiary of CHW (the “Merger,” and, together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). In connection with the consummation of the Merger on the Closing, CHW changed its name from CHW Acquisition Corporation to Wag! Group Co. (“Wag!”).
Unless otherwise stated or unless the context otherwise requires, references in this prospectus to (1) “Legacy Wag!” refers to Wag Labs, Inc., a Delaware corporation, prior to the Merger, (2) “CHW” refers to CHW Acquisition Corporation, a Cayman Islands entity and our legal predecessor, prior to the Merger, and (3) “Wag!,” the “Company,” “Registrant,” “we,” “us” and “our” refers to Wag! Group Co., a Delaware corporation formerly known as CHW Acquisition Corporation, and where appropriate, our wholly owned subsidiaries. When we refer to “you,” we mean the potential holders of the applicable securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus and the documents incorporated by reference in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our and our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus may include, for example, statements about:
•our financial and business performance following the Business Combination, including financial projections and business metrics;
•our ability to effectively return to growth and to effectively expand operations;
•the potential business or economic disruptions caused by current and future pandemics, such as the COVID-19 pandemic;
•the ability to obtain and/or maintain the listing of our common stock and the Warrants on Nasdaq, and the potential liquidity and trading of our securities;
•the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, and retain its key employees;
•changes in applicable laws or regulations;
•our ability to raise financing in the future;
•our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business;
•our ability to retain existing and acquire new Pet Parents and Pet Caregivers;
•the strength of our network, effectiveness of our technology, and quality of the offerings provided through our platform;
•the projected financial information, growth rate, strategies, and market opportunities for us;
•our ability to successfully expand in our existing markets and into new domestic and international markets;
•our ability to provide Pet Parents with access to high quality and well-priced offerings;
•our ability, assessment of and strategies to compete with our competitors;
•our assessment of our trust and safety record;
•the success of our marketing strategies;
•our ability to accurately and effectively use data and engage in predictive analytics;
•our ability to attract and retain talent and the effectiveness of our compensation strategies and leadership;
•general economic conditions and their impact on demand for our platform;
•our plans and ability to build out an international platform and generate revenue internationally;

•our ability to maintain licenses and operate in regulated industries;
•our ability to prevent and guard against cybersecurity attacks;
•our reliance on third-party service providers for processing payments, web and mobile operating systems, software, background checks, and insurance policies;
•seasonal sales fluctuations;
•our future capital requirements and sources and uses of cash;
•the outcome of any known and unknown litigation and regulatory proceedings, including the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against us;
•our ability to maintain and protect our brand and our intellectual property; and
•other factors detailed under the section titled Risk Factors.
These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.
v

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is http://www.wag.co. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023.
•The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2023.
•Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 12, 2023 and August 9, 2023, respectively.
•Our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 3, 2023 (other than Item 7.01 and Exhibits 99.1 and 99.2), January 5, 2023 (other than Item 7.01 and Exhibit 99.1), June 21, 2023, and September 12, 2023.
•The description of our Common Stock contained in our Registration Statement on Form S-4, dated March 10, 2022, filed with the SEC on March 10, 2021 and any amendment or report filed with the SEC for the purpose of updating the description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Wag! Group Co.
55 Francisco Street, Suite 360
San Francisco, CA 94133
(707) 324-4219
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

SELECTED DEFINITIONS
When used in this prospectus, unless the context otherwise requires:
“BCA” or “Business Combination Agreement” refers to the Business Combination Agreement, dated as of February 2, 2022, by and among CHW, Legacy Wag! and Merger Sub.
“Board” refers to Wag!’s board of directors.
“Business Combination” refers to the transactions contemplated by the BCA.
“CHW” means CHW Acquisition Corporation, a Delaware corporation (which was renamed Wag! Group Co. in connection with the Business Combination).
“Closing” refers to the closing of the Business Combination on August 9, 2022.
“Cohort” is a group of Pet Parents from a given period.
“common stock” refers to the common stock, par value $0.0001 per share, of Wag!, including any shares of such common stock issuable upon the exercise of any warrant or other right to acquire shares of such common stock.
“DGCL” refers to the Delaware General Corporation Law, as amended.
“Founder Shares” refers to the ordinary shares of CHW, par value $0.0001 each in the capital of CHW, previously held by the Sponsor.
“IPO” means CHW’s initial public offering, consummated on September 21, 2021, through the sale of 11,000,000 units (the “Units”) with respect to the ordinary shares (the “Ordinary Shares”) included in the units offered (the “Public Shares”) at $10.00 per Unit.
“Merger Sub” refers to CHW Merger Sub Inc., a Delaware corporation that was a direct, wholly owned subsidiary of CHW that merged with Legacy Wag!.
“Pet Caregiver” is defined as a customer who has successfully completed a background check and leverages the Wag! platform to request opportunities to provide and to be paid for pet services.
“Pet Parent” is defined as someone who uses the Wag! platform to schedule, book, and/or pay for services.
“PIPE and Backstop Investor” refers to the investor that signed the PIPE and Backstop Subscription Agreement.
“Reviews” are calculated as the Pet Parent rating of a service completed by a Pet Caregiver on the Wag! platform or are calculated as the Pet Parent rating of the Wag! platform generally, both on a scale of 1 to 5.
“Securities Act” refers to the Securities Act of 1933, as amended.
“Sponsor” refers to CHW Acquisition Sponsor LLC, a Delaware limited liability company.
“Wag! Common Warrants” refers to warrants issued by Legacy Wag! in 2017 to a lender. The weighted average exercise price for the warrants was $1.77 as of October 6, 2017, and the term of the warrants is 10 years.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully review the information included in or incorporated by reference into this prospectus. Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “company,” “we,” “us,” “our,” “Wag!,” and other similar terms refer to Wag! Group Co. and its wholly owned subsidiaries.
Overview
Our mission is to be the #1 partner to busy Pet Parents. We believe that being busy shouldn’t stop Pet Parents from owning or taking care of their pets. We are dedicated to building a future in which every pet has access to safe, high-quality care, wellness options, and pet food and treat options. Wag! exists to make pet ownership possible and to bring joy to pets and those who love them.
Wag! was founded in 2015 to solve the guilt and stress of owning a pet. There are over 90.5 million U.S. households with a pet, and for many Pet Parents, leaving their pet alone creates stress and guilt, as the existing solutions are limited. We launched the Wag! platform to solve these problems because lonely pets deserve healthier and happier lives. Wag! enabled on-demand pet services, allowing us to provide a mobile first experience for 98% of Pet Parents on the app. With numerous on-demand or scheduled service options provided by PCGs to Pet Parents through the platform, we have created a trusted pet service platform for Pet Parents. This has led to approximately 75% of Pet Parents not being physically at home while services are being delivered and high-frequency service utilization where Pet Parents use Wag! an average of four to five times a month. We have built a compelling and trusted consumer brand with a high level of customer engagement, effectively creating a solid platform to leverage as we rapidly expand our business to new product lines.
Our proprietary marketplace technology, which is available as a mobile app and website (“platform” or “marketplace”), enables independent PCGs to connect with Pet Parents. Through our cutting-edge technologies and multi-faceted platforms, Wag! connects Pet Parents with PCGs who provide pet care services. Our marketplace enables Pet Parents to find a wide array of pet services provided by PCGs and third-party service partners, such as walking, pet sitting and boarding, advice from licensed pet experts, home visits, training services, and pet insurance comparison tools.
We are one of the largest, online marketplaces for pet care and strive to be the #1 platform for busy Pet Parents, offering access to 5-star dog walking, pet sitting, expert pet advice, wellness plans, and one-on-one training from our community of 450,000 local pet caregivers nationwide, in addition to pet insurance options from the leading pet insurance companies. Making Pet Parents happy is what we do best. Beyond providing unrivaled services to premium Pet Parents, Wag! has expanded its reach to become the button on the phone for the paw. Wag!, once synonymous purely for pet services, is now a key player in the wellness space via the management and operation of Petted.com, a pet insurance comparison service, as well as the acquisition of Furmacy which delivers software to simplify pet prescriptions. We have experienced consistent strong growth year over year from 2021 to 2022, increasing annual revenue by over 170%. Additionally, in 2023, Wag! has expanded into the $50 billion Pet Food & Treats market in an inimitable manner by acquiring one of the most visited and trusted dog food marketplaces: Dog Food Advisor. Wag! is confident that the addition of Dog Food Advisor will unlock tremendous value and insights for recurring and new customers alike; those who we already provide an unparalleled marketplace experience to in the wellness space and longtime customers who rely on Dog Food Advisor as a subject matter expert. It's simple, Wag! exists to make pet ownership possible and bring joy to pets and those who love them. In April 2023, we acquired Maxbone, Inc., a top-tier digital platform for modern pet essentials.
Corporate Information
Wag! Group Co., formerly known as CHW Acquisition Corporation (“CHW”) is incorporated in Delaware with headquarters in San Francisco, California. Wag Labs, Inc., a Delaware corporation and, after the Merger described below, is our wholly owned subsidiary (“Legacy Wag!”). Legacy Wag! was incorporated in 2014 and was founded as an American pet services marketplace company powering a mobile-first technology platform that enabled on-

demand and scheduled dog walking, overnight care, training, and other pet care services. Wag! expanded its service offerings into the pet wellness industry through its wellness offerings, together with the acquisition of Compare Pet Insurance Services, Inc., in August 2021.
On August 9, 2022, pursuant to the terms of a business combination agreement (the “Business Combination Agreement”), CHW Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of CHW merged with and into Legacy Wag! (the “Merger”), with Legacy Wag! surviving the Merger as a wholly owned subsidiary of CHW. The Merger was approved by CHW’s stockholders at a meeting held on July 28, 2022.
Upon Closing, Legacy Wag!, CHW, and the Merger Sub consummated the transactions contemplated under the Business Combination Agreement, following the approval at the extraordinary general meeting of the stockholders of CHW held on July 28, 2022 (the “Special Meeting”). In connection with the Closing, we changed our name from CHW Acquisition Corporation to Wag! Group Co.
Our principal executive offices are located at 55 Francisco Street, Suite 360, San Francisco, CA 94133, and our telephone number is (707) 324-4219. Our corporate website address is https://wag.co/. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
“Wag!” and our other registered and common law trade names, trademarks and service marks are property of Wag! Group Co. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols.
Summary of Risk Factors
Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus and the documents incorporated by reference in this prospectus. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors” in this prospectus and the documents incorporated by reference in this prospectus alone or in combination with other events or circumstances, may harm our business, financial condition and operating results. Such risks include, but are not limited to:
•The COVID-19 pandemic has materially adversely impacted and will continue to materially adversely impact our business, operating results and financial condition;
•Our operating and financial results forecast relies in large part upon assumptions and analyses we developed. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from our forecasted results;
•We have incurred net losses in each year since inception and experienced significant fluctuations in our operating results, which make it difficult to forecast future results, such as our ability to achieve profitability;
•If we fail to retain existing Pet Caregivers and Pet Parents or attract new Pet Caregivers and Pet Parents, our business, operating results and financial condition would be materially adversely affected;
•Any further and continued decline or disruption in the travel and pet care services industries or economic downturn would materially adversely affect our business, results of operations and financial condition;
•We face increasing competition in many aspects of our business;
•The business and industry in which we participate are highly competitive and we may be unable to compete successfully with our current or future competitors;

•Actions by Pet Caregivers or Pet Parents that are criminal, violent, inappropriate, or dangerous, or fraudulent activity, may undermine the safety or the perception of safety of our platform and materially adversely affect our reputation, business, operating results and financial conditions;
•If Pet Caregivers are reclassified as employees under applicable law or new laws are passed causing the reclassification of Pet Caregivers as employees, our business would be materially adversely affected;
•Our businesses are subject to foreign and extensive domestic regulations that may subject us to significant costs and compliance requirements;
•We may be subject to litigation risks and may face liabilities and damage to our professional reputation as a result;
•We are subject to cybersecurity risks and changes to data protection regulation;
•We rely on third-party payment service providers to process payments made by Pet Parents and payments made to Pet Caregivers on our platform. If these third-party payment service providers become unavailable or we are subject to increased fees, our business, operating results and financial condition could be materially adversely affected;
•We are subject to risks related to our dependency on our key management members and other key personnel, as well as attracting, retaining and developing qualified personnel in a highly competitive talent market;
•We may not realize the anticipated benefits of our business acquisitions, and any acquisition, strategic relationship, joint venture or investment could disrupt our business and harm our operating results and financial condition;
•If we are unable to manage our growth and expand our operations successfully, our reputation, brands, business and results of operations may be harmed;
•Failure to achieve and maintain effective internal control over financial reporting could result in our failure to accurately or timely report our financial condition or results of operations which could have a material adverse effect on our business and stock price;
•The compliance obligations under the Sarbanes-Oxley Act require substantial financial and management resources;
•We may be subject to risks related to our status as an emerging growth company within the meaning of the Securities Act;
•Insiders currently have and may continue to possess substantial influence over us, which could limit our ability to affect the outcome of key transactions, including a change of control;
•The grant of registration rights to certain of our investors and the future exercise of such rights may adversely affect the market price of our common stock;
•Our management has limited experience in operating a public company;
•Because we have become a publicly traded company by means other than a traditional underwritten initial public offering, our stockholders may face additional risks and uncertainties; and
•If we cannot continue to satisfy listing requirements and other rules of Nasdaq, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

Emerging Growth Company
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of the fiscal year ending after the fifth anniversary of CHW Acquisition Corporation's initial public offering consummated on September 1, 2021, (b) the last date of our fiscal year in which we have a total annual gross revenue of at least $1.235 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.
Smaller Reporting Company
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Special Note Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.
All of the shares of common stock and Warrants offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
We may receive up to an aggregate of approximately $188.5 million from the exercise of the Warrants, assuming the exercise in full of all such Warrants for cash. We expect to use the net proceeds from the sale of securities offered by us by this prospectus, as well as any proceeds from the exercise of the Warrants for general corporate purposes, including to fund potential future investments and acquisitions of companies that we believe are complementary to our business and consistent with our growth strategy. We will have broad discretion over the use of proceeds from the sale of securities offered by us by this prospectus, as well as any proceeds from the exercise of the Warrants.
There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that any Warrants are exercised on a “cashless basis,” the amount of cash we would receive from such exercise will decrease. In addition, our Warrants may never be in-the-money and they may expire worthless in 2027. The exercise price is $11.50 per-share (subject to adjustment as described herein) and currently exceeds the market price of our common stock which was $2.02 per share based on the closing price on Nasdaq on September 12, 2023. We believe it is unlikely that the Warrant holders will exercise their Warrants and therefore, we do not expect to receive cash proceeds from any such exercise for so long as the Warrants remain out-of-the money. Notwithstanding the foregoing, we have sufficient cash to fund our operations currently and are not dependent on the receipt of proceeds from the exercise of the Warrants.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the rights of our common stock and preferred stock. This summary is qualified by reference to the complete text of our certificate of incorporation and bylaws filed as exhibits to the registration statement of which this prospectus forms a part.
General
Our certificate of incorporation authorizes the issuance of 111,000,000 shares of capital stock, par value $0.0001 per share, consisting of:
•110,000,000 shares common stock and
•1,000,000 shares of preferred stock.
Common Stock
Voting Rights. Each holder of common stock is entitled to one vote for each share of common stock held of record by such holder on all matters on which stockholders generally are entitled to vote.
Dividend Rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of common stock will be entitled to receive ratably such dividends, if any, as may be declared from time to time on common stock having dividend rights by our board of directors out of funds legally available therefor.
Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of common stock will be entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to pari passu and prior distribution rights of preferred stock or any class or series of stock having a preference over the common stock, then outstanding, if any.
Other rights. The holders of common stock will have no preemptive or conversion rights or other subscription rights. There will be no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of the common stock will be subject to those of the holders of any shares of the preferred stock we may issue in the future.
Preferred Stock
Our certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. The board of directors is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. At present, we have no plans to issue any preferred stock.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which will apply so long as the shares of common stock remain listed on Nasdaq, require stockholder approval of certain issuances of common stock (including any securities convertible into common stock) equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Anti-Takeover Provisions
Special Meetings of Stockholders. The bylaws provide that special meetings of stockholders may be called only by a majority vote of our board of directors, by the Chairperson of the board of directors, or by the chief executive officer.
Advance Notice Requirements for Stockholder Proposals and Director Nominations. The bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice of their intent in writing. To be considered timely, a stockholder’s notice will need to be received by the company secretary at the principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. The bylaws specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.
Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of Wag! by means of a proxy contest, tender offer, merger or otherwise.
Choice of Forum. Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if, the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if, all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action brought under Delaware statutory or common law: (1) any derivative claim or action brought on our behalf; (2) any claim or cause of action for breach of fiduciary duty owed by any of our current or former directors, officers or other employees; (3) any claim or cause of action against us, or any of our current or former directors, officers or other employees, arising out of, or pursuant to, the DGCL, the certificate of incorporation or the bylaws (as each may be amended from time to time); (4) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the certificate of incorporation or the bylaws (as each may be amended from time to time, including any right, obligation, or remedy thereunder); (5) any claim or cause of action as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; or (6) any claim or cause of action against us or any of our current or former directors, officers or other employees, that is governed by the internal affairs doctrine or otherwise related to our internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. The aforementioned provisions will not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. However, as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act, and an investor cannot waive compliance with the federal securities laws and the rules and regulations thereunder, there is uncertainty as to whether a court would enforce such a provision. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the U.S. federal district courts will be the exclusive forum for resolving any complaint asserting a cause or causes of action arising under the Securities Act.

While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of the certificate of incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be No assurance that the provisions will be enforced by a court in those other jurisdictions.
Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, these exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us or our directors, officers and other employees, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder and therefore bring a claim in another appropriate forum. Additionally, we cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find either exclusive forum provision in the certificate of incorporation to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with resolving the dispute in other jurisdictions, all of which could seriously harm our business.
Section 203 of the Delaware General Corporation Law. We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
•before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.
In general, Section 203 of the DGCL fines a “business combination” to include the following:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 of the DGCL defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer its stockholders the opportunity to sell their stock at a price above the prevailing market price.
A Delaware corporation may “opt out” of these provisions with an express provision in its certificate of incorporation. We will not opt out of these provisions, which may as a result, discourage or prevent mergers or other takeover or change of control attempts of it.
Action by Written Consent
The certificate of incorporation and bylaws provide that, subject to the rights of any series of our preferred stock, no action will be taken by any holders of shares of common stock, except at an annual or special meeting of stockholders called in accordance with the bylaws, and no action will be taken by the stockholders by written consent. Permitting stockholder action by written consent would circumvent the usual process of allowing deliberation at a meeting of stockholders, could be contrary to principles of openness and good governance, and have the potential to inappropriately disenfranchise stockholders, potentially permitting a small group of short-term, special interest or self-interested stockholders, who together hold a threshold amount of shares, to take important actions without the involvement of, and with little or no advance notice to stockholders. Allowing stockholder action by written consent would also deny all stockholders the right to receive accurate and complete information on a proposal in advance and to present their opinions and consider presentation of the opinions of the board of directors and other stockholders on a proposal before voting on a proposed action. The board of directors believes that a meeting of stockholders, which provides all stockholders an opportunity to deliberate about a proposed action and vote their shares, is the most appropriate forum for stockholder action. Notwithstanding the foregoing, elimination of such stockholder written consents may lengthen the amount of time required to take stockholder actions since actions by written consent are generally not subject to the minimum notice requirement of a stockholders’ meeting.
Certificate of Incorporation and Bylaws
Among other things, our certificate of incorporation and bylaws:
•permit our board of directors to issue up to 1,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, which may include the right to approve an acquisition or other change of control;
•provide for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Only the directors in one class are to be elected at each annual meeting of Wag!’s stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms;
•provide that the authorized number of directors may be changed only by resolution of a majority of our board of directors;
•provide that, subject to the rights of any series of preferred stock to elect directors, directors may only be removed with cause, which removal may be effected, subject to any limitation imposed by law, by the holders of at least 66 2∕3% of the voting power of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;
•provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;
•require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

•provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;
•provide that special meetings of our stockholders may be called by the chairperson of our board of directors, our chief executive officer, or by the board of directors pursuant to a resolution adopted by a majority of the board of directors; and
•not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.
The amendment of any of these provisions would require approval by the holders of at least 66 2∕3% of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.
The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.
Limitations on Liability and Indemnification of Officers and Directors
Our certificate of incorporation contains provisions that limit the liability of current and former officers and directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:
•any breach of their duty of loyalty to us or our stockholders;
•acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions; and
•any transaction from which the director derived an improper personal benefit.
These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.
See also “Certain Relationships and Related Party Transactions— Wag! Group Co. Related Party Transactions.”
Stockholder Registration Rights
Under the Registration Rights Agreement, the holders of “Registrable Securities” (as defined therein) or their permitted transferees have the right to require us to register the offer and sale of their shares, or to include their shares in any registration statement we file, in each case as described below.

Demand Registration Rights
The holders of Registrable Securities are entitled to certain demand registration rights. At any time, the holders with a total offering price reasonably expected to exceed, in the aggregate, $10 million held by CHW shareholders (the “CHW Demand Holders”) or by former Legacy Wag! stockholders (the “Wag! Demand Holders”), in each case having registration rights then outstanding, can request that we file a registration statement on Form S-1 or, if then available, Form S-3, to register the offer and sale of their shares. We are only obligated to effect three underwritten demand registrations for each of the CHW Demand Holders and Wag! Demand Holders. These demand registration rights are subject to specified conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration under certain circumstances. If we determine that it would be materially detrimental to Wag! and its stockholders to effect such a demand registration, then we have the right to defer such registration, not more than once in any 12-month period, for a period of not more than 60 days.
Form S-3 Registration Rights
The holders of Registrable Securities are entitled to certain Form S-3 registration rights. Wag! shall file a registration statement for an offering to be made on a continuous basis no later than 30 days following the date that we become eligible to use Form S-3, and we have filed the registration statement of which this prospectus forms a part in connection with these registration rights. The holders of at least $10 million of shares having registration rights then outstanding can request that we effect an underwritten public offering pursuant to such resale shelf registration statement. We are only obligated to effect three such registrations for each of the CHW Demand Holders and Wag! Demand Holders. We are not obligated to effect such registrations within 90 days after the closing of a previous such registration. These Form S-3 registration rights are subject to specified conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration under certain circumstances.
Block Trades and Other Coordinated Offerings
The holders of Registrable Securities are entitled to certain (i) underwritten registered offerings not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”) or (ii) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal, (an “Other Coordinated Offering”). The holders of at least a total offering price reasonably expected to exceed, in the aggregate, either (x) $25 million or (y) all remaining Registrable Securities held by the Demanding Holder, may require assistance from us to facilitate such Block Trade or Other Coordinated Offering. A holder in the aggregate may demand no more than four Block Trades or Other Coordinated Offerings in any twelve-month period.
Piggyback Registration Rights
The holders of Registrable Securities are entitled to certain “piggyback” registration rights. If we propose to register the offer and sale of our common stock under the Securities Act, all holders of these shares then outstanding can request that we include their shares in such registration, subject to certain limitations, including the right of the underwriters to limit the number of shares included in any such registration statement under certain circumstances.
Expenses of Registration
Subject to certain limitations, we will pay the registration expenses (other than incremental selling expenses relating to the sale of Registrable Securities, such as underwriters’ commissions and discounts, brokerage fees, underwriter marketing costs and, all fees and expenses of any legal counsel representing the holders) of the holders of the shares to be offered and sold pursuant to the registrations described above.
Termination
The registration rights terminate upon the earlier of (i) the fifth anniversary of the Registration Rights Agreement and (ii) with respect to any holder, the date as of which such holder ceases to hold any Registrable Securities.

Warrants
Public Shareholders’ Warrants
Each whole warrant entitles the registered holder to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as discussed below. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., Eastern time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue an ordinary share upon exercise of a warrant unless the ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the ordinary share underlying such unit.
We have filed this registration statement for the registration, under the Securities Act, of the ordinary shares issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to maintain the effectiveness of such registration statement and a current prospectus relating to those ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if our ordinary shares are at the time of any exercise of a public warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the ordinary shares issuable upon exercise of the warrants, but we will use our commercially reasonable efforts to register or qualify for sale the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value and (B) 0.361 per warrant. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the ordinary shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption of warrants when the price per ordinary share equals or exceeds $16.50
We may redeem the outstanding exercisable warrants (except as described herein with respect to the private placement warrants):
•in whole and not in part;
•at a price of $0.01 per warrant;

•upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and
•if, and only if, the closing price of the ordinary shares equals or exceeds $16.50 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants — Public Shareholders’ Warrants — Anti-Dilution Adjustments”) for any twenty (20) trading days within a thirty (30)-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.
We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of ordinary shares issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” of our ordinary shares over the exercise price of the warrants by (y) the fair market value.
We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising warrant holder to pay the exercise price for each warrant being exercised. However, the price of the ordinary shares may fall below the $16.50 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants — Public Shareholders’ Warrants — Anti- Dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
No fractional ordinary shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of ordinary shares to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the ordinary shares pursuant to the warrant agreement (for instance, if we are not the surviving company in our initial business combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the ordinary shares, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.
Redemption Procedures
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the ordinary shares issued and outstanding immediately after giving effect to such exercise.
Warrant Proceeds
In the event that we conduct a tender offer or other redemption, termination or cancellation of the assumed CHW warrants, each of (x) the CHW Founder Shareholders, collectively, and (y) certain members of our management, collectively, shall be entitled to receive five percent (5%) of any cash proceeds actually received by us as a result of the exercise of any such assumed CHW warrants in connection with such redemption.
Anti-Dilution Adjustments
If the number of outstanding ordinary shares is increased by a capitalization or share dividend payable in ordinary shares, or by a split-up of ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase ordinary shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of ordinary shares equal to the product of (i) the number of ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for ordinary shares) and (ii) one minus the quotient of (x) the price per ordinary share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for ordinary shares, in determining the price payable for ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of ordinary shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the ordinary shares on account of such ordinary shares (or other securities into which the warrants are convertible), other than (a) as described above and (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the ordinary shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of ordinary shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each ordinary share in respect of such event.
If the number of outstanding ordinary shares is decreased by a consolidation, combination, reverse share sub-division or reclassification of ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share subdivision, reclassification or similar event, the number of ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding ordinary shares.
Whenever the number of ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of ordinary shares so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding ordinary shares (other than those described above or that solely affects the par value of such ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by shareholders of the company as provided for in our Amended and Restated Memorandum and Articles of Association or as a result of the redemption of ordinary shares by the company if a proposed initial business combination is presented to the shareholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding ordinary shares, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the ordinary shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. If less than 70% of the consideration receivable by the holders of ordinary shares in such a transaction is payable in the form of ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.
The warrants were issued in registered form under a warrant agreement between VStock Transfer LLC, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision (ii) amending the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the warrant agreement or adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders. A copy of the warrant agreement, which was filed as an exhibit to the registration statement for the IPO, contains a complete description of the terms and conditions applicable to the warrants.
The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
No fractional warrants will be issued upon separation of the units and only whole warrants will trade.
If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.
We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.
Private Placement Warrants
Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the warrants sold as part of the units in the IPO. The Private Placement Warrants (including the common stock issuable upon exercise of the private placement warrants) will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units being sold in the IPO. Any amendment to the terms of the Private Placement Warrants or any provision of the warrant agreement with respect to the Private Placement Warrants will require a vote of holders of at least 50% of the number of the then outstanding private placement warrants. If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of common stock equal to the quotient obtained by dividing (x) the product of the number of common stock underlying the warrants, multiplied by the excess of the “Sponsor fair market value” (defined below) over the exercise price of the warrants by (y) the Sponsor fair market value. For these purposes, the “Sponsor fair market value” means the average reported closing price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that CHW agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor and its permitted transferees is because it was not known at the time of the IPO whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that restrict insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders are permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.
Lender Warrants
Upon closing of the Credit Facility, Blue Torch received 1,896,177 Lender Warrants. The Lender Warrants were issued pursuant to the SPAC Warrant Agreement (as defined in the Business Combination Agreement) and are subject to the terms and conditions thereof, as modified (whether reflected in the terms of the Lender Warrants issued on the Closing, or in an amendment to or exchange for the Lender Warrants consummated after the Closing) to provide that (i) the exercise period of the Lender Warrants will terminate on the earliest to occur of (x) the date that is ten years after completion of the Business Combination, (y) liquidation of Wag!, and (z) the Lender Warrant Expiration Date, (ii) Blue Torch has the ability to net exercise the Lender Warrants (based on the fair value of the stock at the time of net exercise, fair value being equal to the public trading price at the time of exercise) on a cashless basis, (iii) Section 6 of the SPAC Warrant Agreement was removed, (iv) Blue Torch received the benefit of certain customary representations and warranties from the Company, and (v) the Lender Warrants are not required to be registered under the Securities Act.
Listing
Our common stock and our Warrants to purchase common stock are listed on Nasdaq under the symbols “PET” and “PETWW,” respectively.

Transfer Agent
The transfer agent for our securities is VStock Transfer LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, New York 11598.

DESCRIPTION OF SECURITIES OFFERED BY WAG!
DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee to be named therein. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “Wag!,” “we,” “our” or “us” refer to Wag! Group Co. excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•the title and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•any limit on the aggregate principal amount of the debt securities;
•the date or dates on which the principal of the securities of the series is payable;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
•whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
•we are the surviving entity or the successor person (if other than Wag!) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any security of that series at its maturity;
•default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Wag! and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Wag!;
•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•to cure any ambiguity, defect or inconsistency;
•to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•to provide for uncertificated securities in addition to or in place of certificated securities;
•to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•to surrender any of our rights or powers under the indenture;
•to add covenants or events of default for the benefit of the holders of debt securities of any series;
•to comply with the applicable procedures of the applicable depositary;
•to make any change that does not adversely affect the rights of any holder of debt securities;
•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•waive a redemption payment with respect to any debt security. (Section 9.3)
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:
•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)
No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;
•the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;
•the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;
•the terms of any rights to redeem or call the warrants;
•the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•United States Federal income tax consequences applicable to the warrants; and
•any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.
Holders of equity warrants will not be entitled:
•to vote, consent or receive dividends;
•receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or
•exercise any rights as shareholders of Wag!.
Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. Any purchase contracts we issue will be physically settled by delivery of such securities. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•the title of the series of units;
•identification and description of the separate constituent securities comprising the units;
•the price or prices at which the units will be issued;
•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•a discussion of certain United States federal income tax considerations applicable to the units; and
•any other terms of the units and their constituent securities.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•a limited-purpose trust company organized under the New York Banking Law;
•a “banking organization” within the meaning of the New York Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
•we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

SELLING SECURITYHOLDERS
The selling securityholders may offer and sell, from time to time, any or all of the shares of common stock or Private Placement Warrants being offered for resale by this prospectus, which consists of:
•up to 440,135 PIPE and Backstop Shares;
•up to 3,895,564 shares of common stock issuable upon the exercise of the Private Placement Warrants;
•up to 30,172 shares of common stock issued upon the net exercise of the Wag! Common Warrants;
•up to 2,842,973 shares of common stock registered pursuant to the Registration Rights Agreement (including shares of common stock issuable upon exercise of convertible securities);
•up to 6,166,495 shares of common stock issued or issuable upon the exercise of options and vesting of restricted stock units originally issued to officers and directors of Legacy Wag!;
•up to 16,179,004 shares of common stock beneficially owned by certain former stockholders of Legacy Wag!; and
•up to 3,695,564 Private Placement Warrants.
As used in this prospectus, the term “selling securityholders” includes the selling securityholders listed in the table below, together with any additional selling securityholders listed in a subsequent amendment to this prospectus, and their donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive shares in any non-sale transfer after the date of this prospectus.
The following table provides, as of September 5, 2023, information regarding the beneficial ownership of our common stock and Private Placement Warrants of each selling securityholder, the number of shares of common stock and Private Placement Warrants that may be sold by each selling securityholder under this prospectus and that each selling securityholder will beneficially own assuming all securities that may be offered pursuant to this prospectus are sold. Because each selling securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a selling securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the selling securityholders and further assumed that the selling securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the selling securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.
Except as set forth in the footnotes below, (i) the following table does not include up to 12,500,000 shares of common stock issuable upon exercise of the Public Warrants and (ii) the address of each selling securityholder is 55 Francisco Street, Suite 360, San Francisco, California 94133.
Please see the section titled “Plan of Distribution” for further information regarding the stockholders’ method of distributing these securities.

	Shares of Common Stock				Private Placement Warrants to Purchase Common Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
PIPE Investors
Corbin ERISA Opportunity Fund, Ltd.	166,433	166,433	—	—	—	—	—	—
Corbin Opportunity Fund, L.P	81,469	81,469	—	—	—	—	—	—
Pinehurst Partners, L.P	192,233	192,233	—	—	—	—	—	—
Total – PIPE Investors	440,135	440,135	—	—	—	—	—	—
Holders of Registration Rights Pursuant to Registration Rights Agreement
Transferees of CHW Acquisition Sponsor, LLC
Carol Grundman	4,167	4,167	—	—	—	—	—	—
CPC Sponsor Opportunities I (Parallel), LP	130,463	130,463	—	—	—	—	—	—
CPC Sponsor Opportunities I, LP	156,269	156,269	—	—	—	—	—	—
DDR Partners, LLC	7,000	7,000	—	—	—	—	—	—
Deane A. Gilliam 2017 Irrevocable Family Trust	8,333	8,333	—	—	—	—	—	—
Deborah Weinswig	26,400	26,400	—	—	—	—	—	—
Debra Benovitz	32,000	32,000	—	—	—	—	—	—
Eric Distenfeld	5,000	5,000	—	—	—	—	—	—
Gary E. McCullough	20,000	20,000	—	—	—	—	—	—
Gary William Tickle	35,000	35,000	—	—	—	—	—	—
GTOV Partners LP	8,333	8,333	—	—	—	—	—	—
Harvey Beker	50,000	50,000	—	—	—	—	—	—
Jason Reiser	34,000	34,000	—	—	—	—	—	—
Jeffrey Lee	100,000	100,000	—	—	—	—	—	—
Jethro Solomon	7,500	7,500	—	—	—	—	—	—
Joshua Drazen	13,334	13,334	—	—	—	—	—	—
Kenneth Birnbaum	3,333	3,333	—	—	—	—	—	—
Leon Meyers	16,667	16,667	—	—	—	—	—	—
Meteora Capital Partners, LP	250,000	250,000	—	—	—	—	—	—
Meteora Special Opportunity Fund I, LP	250,000	250,000	—	—	—	—	—	—
Michael Raskas	33,333	33,333	—	—	—	—	—	—
MJG Partners, LLC	180,375	180,375	—	—	—	—	—	—
Paul Norman	62,000	62,000	—	—	—	—	—	—
Polar Multi-Strategy Master Fund	250,000	250,000
Rachel Raskas	5,000	5,000	—	—	—	—	—	—
Rebecca Newhouse	5,000	5,000	—	—	—	—	—	—
Simeon Siegel	10,000	10,000	—	—	—	—	—	—
SNR Products, LLC	215,299	215,299	—	—	—	—	—	—
Stanly Raskas	16,667	16,667	—	—	—	—	—	—
Steve Katchur	50,000	50,000	—	—	—	—	—	—
The M. Carl Johnson, III 2/6/1996 Revocable Trust Agreement	45,000	45,000	—	—	—	—	—	—
Vicmari Investment Ltd.	85,000	85,000	—	—	—	—	—	—
Victor Herrero Amigo	20,000	20,000	—	—	—	—	—	—
Total – Transferees of CHW Acquisition Sponsor, LLC	2,135,473	2,135,473
B. Riley Securities, Inc.	6,250	6,250	—	—	—	—	—	—
Boothbay Fund Management, LLC	40,200	40,200	—	—	—	—	—	—
Boothbay Diversified Alpha Master Fund	19,800	19,800	—	—	—	—	—	—
Chardan Capital Markets LLC	6,250	6,250	—	—	—	—	—	—
Cladirus Ltd	30,000	30,000	—	—	—	—	—	—
Corbin ERISA Opportunity Fund, Ltd	25,800	25,800	—	—	—	—	—	—
Corbin Opportunity Fund, L.P	8,400	8,400	—	—	—	—	—	—
Corbin Pinehurst Partners, L.P	25,800	25,800	—	—	—	—	—	—
Glazer Special Opportunity Fund I, LP	25,000	25,000	—	—	—	—	—	—

The HGC Fund LP	60,000		60,000		—	—	—	—	—	—
The K2 Principal Fund L.P	60,000		60,000		—	—	—	—	—	—
Kepos Alpha Master Fund L.P	45,100		45,100		—	—	—	—	—	—
Kepos Special Opportunities Master Fund L.P	14,900		14,900		—	—	—	—	—	—
MMCAP International Inc. SPC	60,000		60,000		—	—	—	—	—	—
Polar Multi-Strategy Master Fund	60,000		60,000		—	—	—	—	—	—
Radcliffe SPAC Master Fund, L.P	50,000		50,000		—	—	—	—	—	—
Rivernorth Capital Partners, L.P	1,758		1,758		—	—	—	—	—	—
Rivernorth Institutional Partners, L.P	15,818		15,818		—	—	—	—	—	—
Rivernorth SPAC Arbitrage Fund, L.P	42,424		42,424		—	—	—	—	—	—
Space Summit Opportunity Fund I LLP	50,000		50,000		—	—	—	—	—	—
Tenor Opportunity Master Fund, LTD	60,000		60,000		—	—	—	—	—	—
Total – Holders of Registration Rights	2,842,973		2,842,973		—	—	—	—	—	—
Greater Than Five Percent Holders
General Catalyst Group VII, L.P.	6,976,530	(1)	6,976,530		—	—	—	—	—	—
ACME Funds	6,997,137	(2)	5,348,634		1,648,503	—	—	—	—	—
Entities Affiliated with Battery Ventures	3,853,840	(3)	3,853,840		—	—	—	—	—	—
Total - Greater Than Five Percent Holders	17,827,507		16,179,004		1,648,503	—	—	—	—	—
Executive Officers and Directors
Garrett Smallwood	2,302,336	(4)	1,637,925	(5)	664,411	1.7	—	—	—	—
Adam Storm	2,195,524	(6)	1,529,326	(7)	666,198	1.7	—	—	—	—
Dylan Allread	1,182,511	(8)	785,084	(9)	397,427	1	—	—	—	—
Alec Davidian	547,879	(10)	148,952	(11)	398,927	1	—	—	—	—
Patrick McCarthy	576,938	(12)	129,511	(13)	447,427	1.1	—	—	—	—
Maziar (Mazi) Arjomand	2,307,881	(14)	1,645,970	(15)	661,911	1.7	—	—	—	—
David Cane	408,521	(16)	91,284	(17)	317,237	*	—	—	—	—
Nicholas Yu	257,727	(18)	29,161	(19)	228,566	*	—	—	—	—
Melinda Chelliah	107,143	(20)	84,641	(21)	22,502	*	—	—	—	—
Jocelyn Mangan	107,143	(22)	84,641	(23)	22,502	*	—	—	—	—
Total – Executive Officers and Directors	9,993,603		6,166,495		3,827,108	—	—	—	—	—
Other Selling Securityholders
Westriver Mezzanine Loans – Loan Pool V, LLC	30,172		30,172		—	—	—	—	—	—
Total – Other Security Holders	30,172		30,172		—	—	—	—	—	—
All Other Selling Security Holders(24)	200,000		200,000		—	—	—	—	—	—
Holders of Private Placement Warrants - Transferees of CHW Acquisition Sponsor, LLC
CPC Sponsor Opportunities I (Parallel), LP	—		—		—	—	455,000	455,000	—	—
CPC Sponsor Opportunities I, LP	—		—		—	—	545,000	545,000	—	—
Deane A. Gilliam 2017 Irrevocable Family Trust	—		—		—	—	8,333	8,333	—	—
Jeffrey Lee	—		—		—	—	300,000	300,000	—	—
Joshua Drazen	—		—		—	—	13,334	13,334	—	—
Leon Meyers	—		—		—	—	16,667	16,667	—	—
Polar Multi-Strategy Master Fund	—		—		—	—	500,000	500,000
SNR Products, LLC	—		—		—	—	928,615	928,615	—	—
MJG Partners, LLC	—		—		—	—	928,615	928,615	—	—
Total – Holders of Private Placement Warrants	—		—		—	—	3,695,564	3,695,564	—	—
__________________
*Less than one percent.
(1)Consists of 6,976,530 shares of Wag! Common Stock, which are held of record by General Catalyst Group VII, L.P. (“GC Group VII L.P.”). General Catalyst GP VII, LLC ("GP VII, LLC") is the general partner of General Catalyst Partners VII, L.P. ("GP VI LP"), which is the general partner of GC Group VII LP. General Catalyst Group Management Holdings GP, LLC ("GCGMH LLC") is the general partner of General Catalyst Group Management Holdings, L.P. ("GCGMH"), which is the manager of General Catalyst Group Management, LLC ("GCGM"), which is the manager of GP VII, LLC. Each of Kenneth Chenault, Joel Cutler, David Fialkow, and Hemant Taneja is a

managing member of GCGMH LLC and shares voting and investment power over the shares held by GC Group VII LP. Each of the foregoing persons disclaims beneficial ownership of the shares held of record by GC Group VII LP, except to the extent of their pecuniary interest therein, if any.
(2)Consists of (a) 5,348,634 shares of Wag! Common Stock, which are held of record by Sherpa Ventures Fund II, LP (“ACME Fund II”) and (b) 1,648,503 shares of Wag! Common Stock, which are held of record by ACME Opportunity Fund, LP (“ACME Opportunity Fund”). Sherpa Ventures Fund II GP, LLC (“ACME GP II”) is the general partner of ACME Fund II. ACME Opportunity Fund GP, LLC (“ACME Opportunity GP”) is the general partner of ACME Opportunity Fund. Scott Stanford and Hany Nada are managing members of ACME Opportunity GP and Scott Stanford is the managing member of ACME GP II.
(3)Consists of (a) 69,368 shares of Wag! Common Stock, which are held of record by Battery Investment Partners XI, LLC (“BIP XI”), (b) 1,555,040 shares of Wag! Common, which are held of record by Battery Ventures XI-A Side Fund, L.P. (“BV XI-A SF”), (c) 1,496,758 shares of Wag! Common Stock, which are held of record by Battery Ventures XI-A, L.P. (“BV XI-A”), (d) 337,196 shares of Wag! Common Stock, which are held of record by Battery Ventures XI-B Side Fund, L.P. (“BV XI-B SF”), and (e) 395,478 shares of Wag! Common Stock, which are held of record by Battery Ventures XI-B, L.P. (“BV XI-B”). The sole general partner of each of BV XI-A SF and BV XI-B SF is Battery Partners XI Side Fund, LLC (“BP XI SF”). The sole managing member of BIP XI is Battery Partners XI, LLC (“BP XI”). The sole general partner of each of BV XI-A and BV XI-B is BP XI. The managing members of each of BP XI SF and BP XI who may be deemed to share voting and dispositive power with respect to the shares held by BIP XI, BP XI-A SF, BP XI-A, BP XI-B SF, and BP XIB are Neeraj Agrawal, Michael Brown, Jesse Feldman, Russell Fleischer, Roger Lee, Chelsea Stoner, Dharmesh Thakker, and Scott Tobin. Each of the foregoing persons disclaims beneficial ownership of these shares except to the extent of his/her pecuniary interest therein.
(4)Consists of (a) 1,437,925 shares of Wag! Common Stock that may be acquired pursuant to the exercise of stock options held by Mr. Smallwood, (b) 567,460 shares of Wag! Common Stock that may be acquired pursuant to the vesting and settlement of RSUs held by Mr. Smallwood, and (c) 296,951 shares of Wag! Common Stock held by Mr. Smallwood.
(5)Consists of (a) 1,437,925 shares of Wag! Common Stock that may be acquired pursuant to the exercise of stock options held by Mr. Smallwood and (b) 200,000 shares of Wag! Common Stock held by Mr. Smallwood.
(6)Consists of (a) 1,329,326 shares of Wag! Common Stock that may be acquired pursuant to the exercise of stock options held by Mr. Storm, (b) 567,460 shares of Wag! Common Stock that may be acquired pursuant to the vesting and settlement of RSUs held by Mr. Storm, and (c) 298,738 shares of Wag! Common Stock held by Mr. Storm.
(7)Consists of (a) 1,329,326 shares of Wag! Common Stock that may be acquired pursuant to the exercise of stock options held by Mr. Storm and (b) 200,000 shares of Wag! Common Stock held by Mr. Storm.
(8)Consists of (a) 785,084 shares of Wag! Common Stock that may be acquired pursuant to the exercise of stock options held by Mr. Allread and (b) 346,429 shares of Wag! Common Stock that may be acquired pursuant to the vesting and settlement of RSUs held by Mr. Allread, and (c) 50,998 shares of Wag! Common Stock held by Mr. Allread.
(9)Consists of 785,084 shares of Wag! Common Stock that may be acquired pursuant to the exercise of stock options held by Mr. Allread.
(10)Consists of (a) 71,095 shares of Wag! Common Stock that may be acquired pursuant to the exercise of stock options held by Mr. Davidian, (b) 346,429 shares of Wag! Common Stock that may be acquired pursuant to the vesting and settlement of RSUs held by Mr. Davidian, and (c) 130,355 shares of Wag! Common Stock held by Mr. Davidian.
(11)Consists of (a) 71,095 shares of Wag! Common Stock that may be acquired pursuant to the exercise of stock options held by Mr. Davidian and (b) 77,857 shares of Wag! Common Stock held by Mr. Davidian.
(12)Consists of (a) 129,511 shares of Wag! Common Stock that may be acquired pursuant to the exercise of stock options held by Mr. McCarthy and (b) 396,429 shares of Wag! Common Stock that may be acquired pursuant to the vesting and settlement of RSUs held by Mr. McCarthy, and (c) 50,998 shares of Wag! Common Stock held by Mr. McCarthy.
(13)Consists of 129,511 shares of Wag! Common Stock that may be acquired pursuant to the exercise of stock options held by Mr. McCarthy.
(14)Consists of (a) 1,465,970 shares of Wag! Common Stock that may be acquired pursuant to the exercise of stock options held by Mr. Arjomand, (b) 567,460 shares of Wag! Common Stock that may be acquired pursuant to the vesting and settlement of RSUs held by Mr. Arjomand, and (c) 274,451 shares of Wag! Common Stock held by Mr. Arjomand.
(15)Consists of (a) 1,465,970 shares of Wag! Common Stock that may be acquired pursuant to the exercise of stock options held by Mr. Arjomand and (b) 180,000 shares of Wag! Common Stock held by Mr. Arjomand.
(16)Consists of (a) 91,284 shares of Wag! Common Stock that may be acquired pursuant to the exercise of stock options held by Mr. Cane and (b) 267,857 shares of Wag! Common Stock that may be acquired pursuant to the vesting and settlement of RSUs held by Mr. Cane and (c) 49,380 shares of Wag! Common Stock held by Mr. Cane.
(17)Consists of 91,284 shares of Wag! Common Stock that may be acquired pursuant to the exercise of stock options held by Mr. Cane.

(18)Consists of (a) 9,113 shares of Wag! Common Stock that may be acquired pursuant to the exercise of stock options held by Mr. Yu, (b) 195,238 shares of Wag! Common Stock that may be acquired pursuant to the vesting and settlement of RSUs held by Mr. Yu, and (c) 53,376 shares of Wag! Common Stock held by Mr. Yu.
(19)Consists of (a) 9,113 shares of Wag! Common Stock that may be acquired pursuant to the exercise of stock options held by Mr. Yu and (b) 20,048 shares of Wag! Common Stock held by Mr. Yu.
(20)Consists of (a) 59,196 shares of Wag! Common Stock that may be acquired pursuant to the vesting and settlement of RSUs held by Ms. Chelliah and (b) 47,947 shares of Wag! Common Stock held by Ms. Chelliah.
(21)Consists of (a) 42,320 shares of Wag! Common Stock that may be acquired pursuant to the vesting and settlement of RSUs held by Ms. Chelliah and (b) 42,321 shares of Wag! Common Stock held by Ms. Chelliah.
(22)Consists of (a) 59,196 shares of Wag! Common Stock that may be acquired pursuant to the vesting and settlement of RSUs held by Ms. Mangan and (b) 47,947 shares of Wag! Common Stock held by Ms. Mangan.
(23)Consists of (a) 42,320 shares of Wag! Common Stock that may be acquired pursuant to the vesting and settlement of RSUs held by Ms. Mangan and (b) 42,321 shares of Wag! Common Stock held by Ms. Mangan.
(24)Consists of 200,000 shares of Wag! Common Stock issuable upon the exercise of Private Placement Warrants.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATING TO SHARES OF OUR COMMON STOCK AND PRIVATE PLACEMENT WARRANTS SOLD BY THE SELLING SECURITYHOLDERS
The following discussion is a summary of certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of shares of our common stock and Private Placement Warrants sold by the selling securityholders, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of Private Placement Warrants or shares of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of shares of our common stock or Private Placement Warrants.
This discussion is limited to holders that hold shares of our common stock or Private Placement Warrants as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the alternative minimum tax and the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:
•U.S. expatriates and former citizens or long-term residents of the United States;
•persons holding Private Placement Warrants or shares of our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•banks, insurance companies, and other financial institutions;
•brokers, dealers or traders in securities;
•“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•tax-exempt organizations or governmental organizations;
•persons deemed to sell Private Placement Warrants or shares of our common stock under the constructive sale provisions of the Code;
•persons subject to special tax accounting rules as a result of any item of gross income with respect to Private Placement Warrants or shares of our common stock being taken into account in an “applicable financial statement” (as defined in the Code);
•persons who hold or receive Private Placement Warrants or shares of our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•tax-qualified retirement plans; and
•“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Private Placement Warrants or shares of our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding Private Placement Warrants or shares of our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK OR PRIVATE PLACEMENT WARRANTS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Tax Considerations Applicable to U.S. Holders
Definition of a U.S. Holder
For purposes of this discussion, a “U.S. holder” is any beneficial owner of Private Placement Warrants or shares of our common stock that, for U.S. federal income tax purposes, is:
•an individual who is a citizen or resident of the United States;
•a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust that (1) is subject to the primary supervision of a U.S. court and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control substantial decisions of the trust, or (2) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person for U.S. federal income tax purposes.
Sale or Other Disposition, Exercise or Expiration of Private Placement Warrants
Upon the sale or other disposition of a Private Placement Warrant (other than by exercise), a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the U.S. holder’s tax basis in the Private Placement Warrant. This capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in such Private Placement Warrant is more than one year at the time of the sale or other disposition. The deductibility of capital losses is subject to limitations.
In general, a U.S. holder will not be required to recognize income, gain or loss upon exercise of a Private Placement Warrant for its exercise price. A U.S. holder’s tax basis in a share of our common stock received upon exercise of the Private Placement Warrants will be equal to the sum of (1) the U.S. holder’s tax basis in the Private Placement Warrants exchanged therefor and (2) the exercise price of such Private Placement Warrants. A U.S. holder’s holding period in the shares of our common stock received upon exercise will commence on the day after such U.S. holder exercises the Private Placement Warrants. Although there is no direct legal authority as to the U.S. federal income tax treatment of an exercise of a Private Placement Warrant on a cashless basis, we intend to take the position that such exercise will not be taxable, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization. In the former case, the holding period of the shares of our common stock received upon exercise of Private Placement Warrants should commence on the day after the Private Placement Warrants are exercised. In the latter case, the holding period of the shares of our common stock received upon exercise of Private Placement Warrants would include the holding period of the exercised Private Placement Warrants. However, our position is not binding on the IRS, and the IRS may treat a cashless exercise of a Private Placement Warrant as a taxable exchange. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Private Placement Warrant on a cashless basis, including with respect to their holding period and tax basis in the common stock received.
If a Private Placement Warrant expires without being exercised, a U.S. holder will recognize a capital loss in an amount equal to such holder’s tax basis in the Private Placement Warrant. Such loss generally will be long-term capital loss if the U.S. holder’s holding period in such Private Placement Warrant is more than one year at the time of expiration. The deductibility of capital losses is subject to limitations.
Constructive Dividends on Private Placement Warrants
If the exercise price of the Private Placement Warrants is adjusted as a result of certain events affecting our common stock (or in certain circumstances, there is a failure to make adjustments), such adjustments may result in the deemed payment of a taxable dividend to a U.S. holder. U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the exercise price of the Private Placement Warrants.
We are currently required to report the amount of any deemed distributions on our website or to the IRS and to holders not exempt from reporting. The IRS has proposed regulations addressing the amount and timing of deemed distributions, as well as obligations of withholding agents and filing and notice obligations of issuers in respect of such deemed distributions. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the exercise price adjustment over the fair market value of the right to acquire stock (after the exercise price adjustment) without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the instrument and the date of the actual distribution of cash or property that results in the deemed distribution and (iii) we are required to report the amount of any deemed distributions on our website or to the IRS and to all holders (including holders that would otherwise be exempt from reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders and withholding agents may rely on them prior to that date under certain circumstances.
Distributions on Common Stock
If we make distributions of cash or property on our common stock, such distributions will constitute dividends to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. holder’s adjusted tax basis in its common stock, as the case may be, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our common stock, as applicable.
Sale, Exchange or Other Disposition of Common Stock
Upon a sale, exchange, or other disposition of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized (not including any amount attributable to declared and unpaid dividends, which will be taxable as described above to U.S. holders of record who have not previously included such dividends in income) and the U.S. holder’s adjusted tax basis in our common stock. A U.S. holder’s adjusted tax basis in our common stock generally will equal (i) its cost for the common stock (in the case of common stock acquired in this offering by selling securityholders) or (ii) the sum of (A) its tax basis in a Private Placement Warrant and (B) the exercise price of the Private Placement Warrant (in the case of common stock acquired upon exercise of a Private Placement Warrant and as discussed above under “—Sale or Other Disposition, Exercise or Expiration of Private Placement Warrants”), reduced by the amount of any cash distributions treated as a return of capital as described above. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for our common stock is more than one year at the time of disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding
A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments (including constructive dividends) or receives proceeds from the sale or other taxable disposition of shares of our common stock of Private Placement Warrants. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:
•fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;
•furnishes an incorrect taxpayer identification number;
•is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or
•fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Tax Considerations Applicable to Non-U.S. Holders
For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of Private Placement Warrants or shares of our common stock that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.
Exercise of Private Placement Warrants
A non-U.S. holder generally will not be subject to U.S. federal income tax on the exercise of Private Placement Warrants into shares of our common stock. However, if a cashless exercise of the Private Placement Warrants results in a taxable exchange, as described in “—Tax Considerations Applicable to U.S. Holders—Sale or Other Disposition, Exercise or Expiration of Private Placement Warrants,” the rules described below under “Sale or Other Disposition of Common Stock or Private Placement Warrants” would apply.
Constructive Dividends on Private Placement Warrants
If the exercise price of a Private Placement Warrant is adjusted as a result of certain events affecting our common stock (or in certain circumstances, there is a failure to make adjustments), such adjustments may result in the deemed payment of a taxable dividend to a non-U.S. holder. Any resulting withholding tax attributable to deemed dividends may be collected from other amounts payable or distributable to, or other assets of, the non-U.S. holder. See the section above entitled “—Tax Considerations Applicable to U.S. Holders—Constructive Dividends on Private Placement Warrants.” Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the exercise price of the Private Placement Warrants.
Distributions on Common Stock
If we make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, as the case may be, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our common stock. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend.
Dividends paid to a non-U.S. holder of our common stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).
Non-U.S. holders will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding our common stock in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaties.
If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular rates applicable to U.S. persons. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaty.
Sale or Other Disposition of Common Stock or Private Placement Warrants
A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale, redemption or other taxable disposition of our Private Placement Warrants or our common stock unless:
•the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);
•the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•our Private Placement Warrants or our common stock constitute a U.S. real property interest, (“USRPI”), by reason of our status as a U.S. real property holding corporation (“USRPHC") for U.S. federal income tax purposes.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non- U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future.
Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
A non-U.S. holder will not be subject to backup withholding with respect to distributions on our common stock we make to the non-U.S. holder (including constructive dividends with respect to the Private Placement Warrants) provided the non-U.S. holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification. However, information returns generally will be filed with the IRS in connection with any distributions (including deemed distributions) made on our common stock and Private Placement Warrants to the non-U.S. holder, regardless of whether any tax was actually withheld.
Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of our common stock or Private Placement Warrants within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of our common stock or Private Placement Warrants outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E, or other applicable form or such owner otherwise establishes an exemption. Proceeds of a disposition of our common stock or Private Placement Warrants conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, Private Placement Warrants or our common stock paid to, a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including deemed dividends). While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our common stock or Private Placement Warrants on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding the potential application of these withholding provisions.

PLAN OF DISTRIBUTION
We are registering the offer, issuance and sale by us of up to $50,000,000 in the aggregate of the securities identified herein from time to time of one or more offerings. We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any common stock will be listed on the Nasdaq Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
We are also registering the (1) issuance by us of up to 16,395,564 shares of common stock, consisting of (i) 3,895,564 shares of common stock that are issuable upon the exercise of Private Placement Warrants and (ii) 12,500,000 shares of common stock that are issuable upon the exercise of Public Warrants, and (2) the resale by the selling securityholders named in this prospectus, or their permitted transferees, of up to 29,554,343 shares of common stock, consisting of:
•up to 440,135 PIPE and Backstop Shares;
•up to 3,895,564 shares of common stock issuable upon the exercise of the Private Placement Warrants;
•up to 30,172 shares of common stock issuable upon the exercise of the Wag! Common Warrants;
•up to 2,842,973 shares of common stock pursuant to the Registration Rights Agreement (including shares of common stock issuable upon exercise of convertible securities);
•up to 6,166,495 shares of common stock issued or issuable upon the exercise of options and restricted stock units originally issued to officers and directors or Legacy Wag!; and
•up to 16,179,004 shares of common stock beneficially owned by certain former stockholders of Legacy Wag!
We are also registering the resale by certain selling securityholders named in this prospectus, or their permitted transferees, an aggregate of up to 3,695,564 Private Placement Warrants.
We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of securities.
We will not receive any of the proceeds from the sale of the securities by the selling securityholders. We will receive the proceeds from the issuance and sale of our common stock, preferred stock, warrants, purchase contacts, units and from any exercise of any Warrants for cash. The aggregate proceeds to the selling securityholders will be the purchase price of the securities less any discounts and commissions borne by the selling securityholders.

The shares of common stock beneficially owned by the selling securityholders covered by this prospectus may be offered and sold from time to time by the selling securityholders. The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the- counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling securityholders may sell their securities by one or more of, or a combination of, the following methods:
•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•an over-the-counter distribution in accordance with the rules of Nasdaq;
•through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•short sales;
•distribution to employees, members, limited partners or stockholders of the selling securityholders; through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;
•by pledge to secured debts and other obligations;
•delayed delivery arrangements;
•to or through underwriters or broker-dealers;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•in privately negotiated transactions;
•in options transactions;
•through a combination of any of the above methods of sale; or
•any other method permitted pursuant to applicable law.
In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
In addition, a selling securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may, at our option, file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
A holder of Warrants may exercise its Warrants in accordance with the warrant agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.
We have agreed to indemnify the selling securityholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Warrants or shares offered by this prospectus.
We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until such time as (x) all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, (y) the selling securityholder holds less than 1% of the shares of Common Stock outstanding and the registrable shares may be sold without restriction under Rule 144, or (z) such securities have been withdrawn or, in the case of shares issued pursuant to the Subscription Agreements (i) two years from the issuance of the subscribed shares, (ii) the date on which all of the subscribed shares have been sold or (iii) the date all registrable shares held by the PIPE Investors may be sold without restriction under Rule 144.

LEGAL MATTERS
Latham & Watkins LLP will pass upon certain legal matters relating to the securities offered by this prospectus. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Wag! Group Co. as of December 31, 2021 and 2022 and for each of the years then ended, incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.C.), an independent registered public accounting firm, incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

7,407,407 Shares
Wag! Group Co.
Common Stock

PROSPECTUS SUPPLEMENT

Sole Managing Underwriter

Craig-Hallum
 July 17, 2024